                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund, Investment Grade Portfolio, Long-Intermediate Term Series

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-57547 of our opinion dated September 9, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 21, 1998